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				    UNITED STATES
			  SECURITIES AND EXCHANGE COMMISSION
			       Washington D.C.  20549


				      FORM 8-K

			       Current Report Pursuant
			   to Section 13 or 15(d) of the
			  Securities Exchange Act of 1934


	 Date of Report (Date of earliest event reported):  October 4, 1996



				    CLARK USA, INC.
		 (Exact name of registrant as specified in its charter)



	   Delaware                      33-59144                 43-1495734
 (State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
       of incorporation)                                     Identification No.)


	8182 Maryland Avenue                                63105-3721
	St. Louis, Missouri                                 (Zip Code)
(Address of principal executive offices)


	Registrant's telephone number, including are code: (314) 854-9696






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Item  2. Acquisition or Disposition of Assets

	 On October 4, 1996, Clark Refining & Marketing, Inc. ("Clark"), a wholly-owned subsidiary of Clark USA, Inc. ( the "Company"), sold one of the Company's advance crude oil purchase receivables and certain associated hedge contracts. The receivable together with the associated hedge contracts was assigned to Clark by the Company on October 3, 1996 at fair market value and recorded as an equity contribution. The advance crude oil purchase receivable was sold along with the associated hedge contracts to J. Aron & Company for net cash proceeds of $235.4 million. The advance crude oil purchase receivable was valued based on its defined future delivery schedule, associated forward crude oil price quotes and discounted for certain assumed credit risk factors.

	 As a result of the transaction, the Company substantially increased its cash balance and will recognize approximately $110.6 million of net equity issued as part of the original consideration for the advance crude oil purchase receivable. The Company has historically maintained substantial cash reserves to mitigate the cyclical nature of its business. Such cash reserves may also be used to enhance existing assets, for acquisitions or to reduce debt. The Company realized a gain on the transaction.

	 The Company acquired the above referenced advance crude oil purchase receivable in December 1995 from subsidiaries of Occidental Petroleum Corporation ("Occidental"). The advance crude oil purchase receivable originally entitled the Company to the equivalent of 17.661 million barrels of West Texas Intermediate crude oil ("WTI") to be delivered through 2001 according to a defined schedule (the "Occidental Transaction"). The Company had collected value on approximately 1.5 million WTI equivalent barrels on the receivable prior to the sale.
	 In connection with the Occidental Transaction, the Company issued common stock valued at approximately $120 million, or $22 per share (3,954,545 shares of Common Stock and 1,500,000 shares of non-voting Class D Common Stock which were converted into an equal number of shares of Common Stock), and paid $100 million in cash to Occidental. The Company had contracted to resell the Occidental oil to a marketing subsidiary of Occidental immediately after delivery at then current market prices.

	 The Company continues to own an advance crude oil purchase receivable from subsidiaries of Gulf Resources Corporation ("Gulf") also acquired in December, 1995. This agreement entitles the Company to receive from 1996 through 2001, 3.164 million barrels of certain royalty oil to be received by Gulf pursuant to agreements among Gulf, an Occidental subsidiary and the Government of the Congo.

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					  EXHIBIT INDEX

	2.1 Assignment and Assumption Agreement, dated as of October 4, 1996 among Clark Refining & Marketing, Inc., J. Aron & Company, Clark USA, Inc. and for limited purposes, Occidental Petroleum Corporation and Occidental Crude Sales, Inc. (Incorporated by reference to Exhibit 2.1 filed with Clark Refining & Marketing, Inc. Form 8-K dated October 4, 1996 (File No. 1-11392)

	2.2 Assignment and Assumption Agreement, dated as of October 3, 1996 among Clark USA, Inc. and Clark Refining & Marketing, Inc. (Incorporated by reference to Exhibit 2.2 filed with Clark Refining & Marketing, Inc. Form 8-K dated October 4, 1996
		(File No. 1-11392)

	10.1 Agreement Regarding Limited Consent and Waiver to the Amended and Restated Credit Agreement, dated as of September 30, 1996 (Incorporated by reference to Exhibit 10.1 filed with Clark Refining & Marketing, Inc. Form 8-K dated October 4, 1996 (File No. 1-11392)

	10.2 Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 12, 1996 (Incorporated by reference to Exhibit 10.2 filed with Clark Refining & Marketing, Inc. Form 8-K dated October 4, 1996 (File No. 1-11392)

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					  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	Dated:  October 16, 1996        CLARK USA, INC.




					By:     /s/ Dennis R. Eichholz
						Dennis R. Eichholz
						Controller and Treasurer